Exhibit (h)(ii)

                                    AMENDMENT

                    TO TRANSFER AGENCY AND SERVICE AGREEMENTS
                                     BETWEEN

Each of the investment companies, including each series thereof (the "Funds"), as set forth on the attached Schedule X, and State Street Bank and Trust Company ("Transfer Agent"), make this Amendment as of this 1st day of November, 2001. In accordance with the Amendment section of each of the Transfer Agency and Service Agreements listed on the Schedule X attached, the parties desire to amend the Agreements as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. Each Assignment section of each of the Transfer Agency and Service Agreements listed on the Schedule X attached, is deleted in its entirety and replaced with the following:

      "Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party. However, the Bank may, without further consent on the part of the Fund, subcontract for the performance hereof with (a) Boston Financial Data Services, Inc., a Massachusetts corporation ("Boston Financial") which is duly registered as a transfer agent pursuant to Section 17A(c)(1) of the Securities Exchange Act of 1934, ("Section 17A(c)(1)") (b) a Boston Financial subsidiary duly registered as a transfer agent pursuant to
      Section 17A(c)(1) or (c) a Boston Financial affiliate or (d) LM Fund Services, Inc. ("Sub-Transfer Agent"), for the performance of shareholder and Record-keeping Services described herein; provided, however, that the Bank shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions except with regard to the Sub-Transfer Agent where the Fund shall indemnify and hold the Bank harmless for the acts and omissions of Sub-Transfer Agent."

2. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

3. All defined terms and definitions in the Agreement shall be the same in this amendment (the "2001 Amendment") except as specifically revised by this 2001 Amendment; and

4. Except as specifically set forth in this 2001 Amendment, all other terms and conditions of the Agreements shall remain in full force and effect.

                                    AMENDMENT

                    TO TRANSFER AGENCY AND SERVICE AGREEMENTS
                                     BETWEEN

EACH OF THE INVESTMENT COMPANIES (INCLUDING EACH SERIES THEREOF)(THE "FUNDS") AND STATE STREET BANK AND TRUST COMPANY ("TRANSFER AGENT") AS SET FORTH ON THE ATTACHED SCHEDULE X. (CONTINUED)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

LEGG MASON CASH RESERVE TRUST
LEGG MASON INCOME TRUST, INC.
LEGG MASON TAX-EXEMPT TRUST, INC.
LEGG MASON TAX-FREE INCOME FUND
LEGG MASON FOCUS TRUST, INC.
LEGG MASON GLOBAL TRUST, INC.
LEGG MASON INVESTORS TRUST, INC.
LEGG MASON LIGHT STREET TRUST, INC.
LEGG MASON VALUE TRUST, INC.
LEGG MASON SPECIAL INVESTMENT TRUST, INC.
LEGG MASON INVESTMENT TRUST, INC.
LEGG MASON CHARLES STREET TRUST, INC.


/s/ Marie Karpinski
-----------------------------------

By: Marie Karpinski

Title: Vice President


WESTERN ASSET FUNDS, INC.

/s/ Susan D. Wilson
-----------------------------------

By: Susanne Wilson

Title: Vice President



STATE STREET BANK AND TRUST COMPANY

/s/ Joseph L. Hooley
-----------------------------------

By:  Joseph L. Hooley
     ------------------------------

Title:  Executive Vice President
        ---------------------------

SCHEDULE X


1. Transfer Agency and Service Agreement between Legg Mason Cash Reserve Trust and State Street Bank and Trust Company dated as of August 1, 1990.

2. Transfer Agency and Service Agreement between Legg Mason Income Trust, Inc. and State Street Bank and Trust Company dated as of June 19, 1987.

3. Transfer Agency and Service Agreement between Legg Mason Tax-Exempt Trust, Inc. and State Street Bank and Trust Company dated as of December 31, 1991.

4. Transfer Agency and Service Agreement between Legg Mason Tax-Free Income Fund and State Street Bank and Trust Company dated as of July 9, 1991.

5. Transfer Agency and Service Agreement between Legg Mason Value Trust, Inc. and State Street Bank and Trust Company dated April 16, 1982.

6.    Transfer  Agency  and  Service   Agreement   between  Legg  Mason  Special
Investment Trust, Inc. and State Street Bank and Trust Company dated December 20, 1985.

7. Transfer Agency and Service Agreement between Legg Mason Focus Trust, Inc. and State Street Bank and Trust Company dated August 1, 1998.

8. Transfer Agency and Service Agreement between Legg Mason Global Trust, Inc. and State Street Bank and Trust Company dated May 15, 1993.

9. Transfer Agency and Service Agreement between Legg Mason Investors Trust, Inc. and State Street Bank and Trust Company dated September 1, 1993.

10. Transfer Agency and Service Agreement between Legg Mason Light Street Trust, Inc. and State Street Bank and Trust Company dated November 10, 1998.

11. Transfer Agency and Service Agreement between Legg Mason Investment Trust, Inc. and State Street Bank and Trust Company dated December 30, 1999.

12. Transfer Agency and Service Agreement between Legg Mason Charles Street Trust, Inc. and State Street Bank and Trust Company dated August 13, 1998.

13. Transfer Agency and Service Agreement between Western Asset Funds, Inc. and State Street Bank and Trust Company dated December 10, 1990.